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                                                                    EXHIBIT 2(b)

American
         General
         FINANCIAL GROUP
                                           Robert M. Beuerlein, FSA, MAAA
                                           Senior Vice President & Chief Actuary
                                           AGLD & Chief Actuary



                                    October 25, 2001

The United States Life Insurance Company
     in the City of New York
390 Park Avenue, 5/th/ Floor
New York, New York 10022-4684

Dear Ladies and Gentlemen:

This opinion is furnished in connection with the Registration Statement on Form S-6, File No. 333-57062 ("Registration Statement") of Separate Account USL VL-R ("Separate Account USL VL-R") of The United States Life Insurance Company in the City of New York ("USL") covering an indefinite number of units of interest in Separate Account USL VL-R under Platinum Investor Survivor (policy form No. 99206N) flexible premium variable life insurance policies ("Policies"). Net premiums received under the Policies may be allocated to Separate Account USL VL-R as described in the prospectus included in the Registration Statement.


I participated in the preparation of the Policies and I am familiar with their provisions. I am also familiar with the description contained in the prospectus. In my opinion:

     The Illustrations of Hypothetical Policy Benefits which appear in the prospectus (the "Illustrations") are consistent with the provisions of the Policies. The assumptions upon which these Illustrations are based, including the current charges and the .40%, .20% and .10% reductions in the daily charges after a specified number of years, are stated in the prospectus and are reasonable. The Policies have not been designed so as to make the relationship between premiums and benefits, as shown in the Illustrations, appear disproportionately more favorable to prospective purchasers of Policies for preferred risk (the best premium class offered by USL) non-tobacco user males age 55, than to prospective purchasers of Policies for males and females at other ages within this premium class or any other premium class. The particular Illustrations shown were not selected for the purpose of making the relationship appear more favorable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Actuarial Expert" in the prospectus.

                                    /s/ ROBERT M. BEUERLEIN
                                    ------------------------
                                    Robert M. Beuerlein
                                    Senior Vice President & Chief Actuary

                         American General Life Companies
                     Member American General Financial Group
    2727-A Allen Pkwy . Houston, TX 77019 . 713/831-2738. Fax 713.831.8016 .
                             rbeuerlein@aglife.com